Report of Independent
Accountants
August 14, 1998

To the Shareholders
and Board of Directors of
Municipal Partners
Fund II Inc.


In planning and
performing our audit
of the financial
statements of Municipal
Partners Fund II Inc.
(the "Fund") for the
year ended June 30,
1998, we considered
its internal control,
including control
activities for
safeguarding securities,
in order to determine
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
assurance on internal
control.

The management of
the Fund is responsible
for establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess
the expected benefits
and related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the
entity's objective
of preparing financial
statements for external
purposes that are
fairly presented in
conformity with
generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized
acquisition, use or
disposition.
Because of inherent
limitations in
internal control,
errors or fraud may
occur and not be
detected.  Also,
projection of any
evaluation of
internal control
to future periods
is subject to the
risk that it may
become inadequate
because of changes
in conditions or
that the effectiveness
of the design and
operation may deteriorate.
Our consideration of
internal control
would not necessarily
disclose all matters
in internal control
that might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants.
A material weakness
is a condition in which
the design or operation
of one or more of the
internal control
components does not
reduce to a relatively
low level the risk
that misstatements
caused by error or
fraud in amounts
that would be material
in relation to the
financial statements
being audited may
occur and not be
detected within a
timely period by
employees in the
normal course of
performing their
assigned functions.
However, we noted
no matters involving
internal control and
its operation,
including controls
for safeguarding
securities, that
we consider to be
material weaknesses
as defined above as
of June 30, 1998.

This report is
intended solely for
the information and
use of management
and the Board of
Directors of the
Fund and the Securities
and Exchange Commission.

PricewaterhouseCoopers LLP
To the Shareholders and
Board of Directors of
Municipal Partners Fund
II Inc.
August 14, 1998


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